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CAM DESIGNS INC

CONDENSED CONSOLIDATED BALANCE SHEET

                                                                April 23, 1998
                                                                     Estimated
                                                                             $
ASSETS

Current assets

Cash and cash equivalents                                             40,396
Contract billings receivable                                       4,181,909
Inventories                                                        1,503,593
Other current assets                                               1,368,119
                                                               --------------
Total current assets                                               7,094,016

Fixed assets

Investments                                                            1,721

Property and machinery

Net property, plant and machinery                                  4,435,909

Goodwill, less accumulated depreciation                               74,410
Deferred tax asset                                                   205,588
                                                               ==============
                                                                  11,811,144
                                                               ==============
LIABILITIES

Current liabilities

Bank overdraft                                                     1,403,894
Current instalments under bank loan                                   19,480
Current instalments under capital leases                             648,848
Current instalments under loan                                        99,604
Trade accounts payable                                             2,409,417
Accruals and other expenses                                        3,691,687
                                                               --------------
Total current liabilities                                          8,272,930

Obligations under capital leases
excluding current instalments                                        198,185
Obligations under bank loan
excluding current liabilities                                        213,683
                                                               --------------
Total liabilities                                                  8,684,798
                                                               --------------

STOCKHOLDERS' EQUITY


Common stock                                                           2,643
Convertible stock   1
Additional paid in capital                                         6,422,871
Currency translation adjustment                                      (47,599)
Treasury stock                                                      (475,000)
Retained earnings                                                 (2,776,570)
                                                               --------------
Total stockholders' equity                                         3,126,346
                                                               ==============
                                                                   11,728,644
                                                               ==============